As filed with the Securities and Exchange Commission on August 22, 2008.
Registration No. 333-152722

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	6141	35-1908796
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1445 Brookville Way, Suite I Indianapolis, Indiana 46239
(317) 806-2166
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark R. Ruh
President and Chief Operating Officer
White River Capital, Inc.
1445 Brookville Way, Suite I
Indianapolis, Indiana 46239
(317) 806-2166
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Eric R. Moy, Esq. David P. Hooper, Esq. Barnes & Thornburg LLP 11 South Meridian Street Indianapolis, Indiana 46204 (317) 231-7298

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement, as determined by the selling shareholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, without par value	150,000 shares	$15.50	$2,325,000	$91.38

(1)	All such common stock is issuable upon the exercise of certain warrants held by the selling shareholders named in the prospectus which is a part of this registration statement.
(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sales prices of the registrant’s common stock, as reported on the American Stock Exchange on July 29, 2008.

(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

150,000 Shares of Common Stock Issuable Upon the Exercise of Warrants

This prospectus relates to the resale of up to 150,000 shares of common stock, without par value, of White River Capital, Inc., an Indiana corporation, issuable upon the exercise of warrants, which the selling shareholders named in this prospectus may offer from time to time. The warrants are exercisable at an exercise price of $10.00 per share, and were originally issued by us in a private placement in August 2005. The selling shareholders may offer and sell their shares from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at privately negotiated prices.

The selling shareholders may sell their shares through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders, the purchasers of the shares, or both. See “Plan of Distribution” in this prospectus for a more complete description of the ways in which the shares may be sold. We will not receive any of the proceeds from the sale of the shares by the selling shareholders, but we will pay the expenses of this offering.

Our common stock trades on the American Stock Exchange under the trading symbol “RVR.” On July 31, 2008, the last reported sale price of our common stock on the American Stock Exchange was $16.40 per share.

	Per Share		Total
Price to Public	$15.50	(1)	$2,325,000
Underwriting Discounts/Commissions	0.00	(2)	0.00	(2)
Proceeds to Selling Shareholders (before expenses(3))	$15.50		$2,325,000

(1)
This is the average of the high and low sale prices of our common stock, as reported on the American Stock Exchange on July 29, 2008. Shares will be offered by the selling shareholders at prevailing market prices or privately negotiated prices.

(2)	We have not engaged an underwriter or placement agent to assist with the distribution of the shares offered by this prospectus.
(3)
We have agreed to bear all expenses associated with registering these securities with the Securities and Exchange Commission, other than direct expenses incurred by the selling shareholders, such as selling commissions, brokerage fees and expenses and transfer taxes.

Investing in our common stock involves a high degree of risk. Please see “Risk Factors” beginning on page 5 of this prospectus before you make an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 22, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale of up to 150,000 shares of our common stock issuable upon the exercise of warrants, which the selling shareholders named in this prospectus may offer from time to time. The warrants were originally issued by us in a private placement in August 2005. We will not receive any of the proceeds from the potential sale of the shares offered by the selling shareholders. This prospectus provides you with a general description of the securities that the selling shareholders may offer.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration or continuous offering process. To the extent required, the number of shares of our common stock to be sold, the purchase price, the public offering price, the names of any agent or dealer, and any applicable commission or discount with respect to a particular offering by any selling shareholder may be set forth in an accompanying prospectus supplement, which also may add, update, or change information contained in this prospectus. The prospectus omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the selling shareholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete and, in each instance, reference is made to the copy of the document filed. Before you invest in our securities, you should carefully read the registration statement and exhibits thereto, this prospectus, any applicable prospectus supplement, and the information contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. The selling shareholders may not authorize anyone to provide you with different information. We are not, and the selling shareholders are not, making an offer of the shares of our common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events, or any other reason.

In this prospectus, references to “White River,” the “Company,” “we,” “us,” or similar terms refer to White River Capital, Inc., and , where appropriate, its subsidiaries.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

Discussions in this prospectus contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We caution you to be aware of the speculative nature of “forward-looking statements.” Although these statements reflect our good faith belief based on current expectations, estimates, and projections about (among other things) the industry and the markets in which we operate, they are not guarantees of future performance. Whether actual results will conform to our expectations and predictions is subject to a number of known and unknown risks and uncertainties, including:

•	the risks and uncertainties discussed in this prospectus;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;

•	changes in the policies of federal or state regulators and agencies; and
•	other circumstances, many of which are beyond our control.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements. We may not realize the results anticipated by us or, even if we substantially realize the results we anticipate, the results may not have the consequences to, or effects on, us or our business or operations that we expect. Except as required by applicable laws, we do not intend to publish updates or revisions of any forward-looking statements we make to reflect new information, future events, or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our consolidated financial statements and the related notes thereto, incorporated by reference herein. See “Where You Can Find More Information” on page 15 for information regarding the documents incorporated by reference herein. In addition, you should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” beginning on page 5 of this prospectus.

Our Company

Founded in 2004, White River is a financial services holding company headquartered in Indianapolis, Indiana with two principal operating subsidiaries.

Coastal Credit LLC (“Coastal Credit”), based in Virginia Beach, Virginia, is a specialized subprime auto finance company engaged in acquiring subprime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit operates in 20 states through 17 offices.

Union Acceptance Company LLC (“UAC”), based in Indianapolis, Indiana, is a specialized auto finance company which holds and oversees its portfolio of non-prime auto receivables. On January 5, 2007, the U.S. Bankruptcy Court for the Southern District of Indiana issued a final decree and closed UAC’s Chapter 11 bankruptcy case. UAC remains contractually obligated to distribute its remaining assets in compliance with its Second Amended and Restated Plan of Reorganization (the “Plan” or the “Plan of Reorganization”) approved in connection with the bankruptcy case. Under the Plan, UAC must pay net proceeds from its residual interest in its receivables portfolios and other estate assets to creditors holding notes and claims under the Plan. White River owns all of UAC’s general unsecured claims, 89.1% of UAC’s restructured subordinated notes (“Subordinated Notes”) and 94.7% of UAC's accrual notes (“Accrual Notes”) issued under the Plan.  UAC was designated the Creditor Representative to oversee the distribution of its remaining assets as contractually required under the Plan.

Our corporate headquarters are located at 1445 Brookville Way, Suite I, Indianapolis, Indiana 46239, and our telephone number at this address is (317) 806-2166. Our website address is www.WhiteRiverCap.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus. Our common stock is traded on the American Stock Exchange under the trading symbol “RVR.”

Recent Developments

On June 27, 2008, White River and First Chicago Bancorp (“First Chicago”) entered into a definitive agreement and plan of merger pursuant to which First Chicago will be merged with and into White River, with White River as the surviving corporation. At the effective time of the merger, White River will change its name to “First Chicago Bancorp” (the “Surviving Corporation”). The merger agreement provides that upon the effective time of the merger, each two issued and outstanding shares of common stock of First Chicago will be converted into one  share of common stock of the Surviving Corporation. Each share of White River’s common stock issued and outstanding at the effective time of the merger will remain outstanding, and each certificate representing shares of White River’s common stock will continue to represent an equal number of shares of the common stock of the Surviving Corporation. Upon completion of the merger, the former shareholders of First Chicago will own a majority of the issued and outstanding shares of the Surviving Corporation. The merger is expected to close in the fourth quarter of 2008.

The Offering

Common stock outstanding	3,872,133(1)

Shares of common stock offered by the selling shareholders	150,000

Plan of Distribution
The selling shareholders may offer and sell their shares from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at privately negotiated prices. The selling shareholders may sell their shares through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders, the purchasers of the shares, or both. See “Plan of Distribution” beginning on page 13 of this prospectus.

Use of proceeds
The selling shareholders will receive the net proceeds from the sale of shares. We will receive none of the proceeds from the sale of shares offered by this prospectus but will pay the expenses of this offering.

Risk Factors
See the discussion under the caption “Risk Factors” and other information in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Dividend policy	We have never paid a cash dividend on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future.

________________________
(1)	Includes all shares of our common stock outstanding as of July 29, 2008. Excludes shares issuable upon the exercise of warrants and options to purchase common stock.

RISK FACTORS

Investing in our common stock involves a number of risks. You should carefully consider all of the information contained in this prospectus, including the risk factors set forth below, before investing in the common stock offered by this prospectus. We may encounter risks in addition to those described below, including risks and uncertainties not currently known to us or that we currently deem to be immaterial. The risks described below, as well as such additional risks and uncertainties, may impair or adversely affect our business, results of operations and financial condition. In such case, you may lose all or part of your original investment.

Risks Related to Coastal Credit’s Business

Our shareholders are substantially dependent on the operations of Coastal Credit.

White River is a holding company with no independent operations. Our profitability and ability to pay dividends to our shareholders are dependent on the operations of our subsidiaries, UAC and Coastal Credit. UAC’s activities consist of administering the receipt and distribution of the cash flows from its remaining assets while carrying out its Plan of Reorganization. We have purchased a substantial majority of the claims of creditors under UAC’s Plan of Reorganization. While related cash flows from UAC currently benefit White River, the UAC portfolio is liquidating and this liquidation is expected to be substantially complete in the near future. UAC does not presently expect to be profitable in the future. Thus, if Coastal Credit does not generate profits and make distributions to us, the value of our common stock will be diminished.

Our profitability and future growth depend on Coastal Credit’s continued access to bank financing.

The profitability and growth of Coastal Credit’s business depends on its ability to access bank debt at competitive rates. Coastal Credit currently depends on a $100 million line of credit facility with a financial institution to finance its acquisition of contracts. The line of credit is secured by substantially all of the contracts held by Coastal Credit and will mature in 2011. Coastal Credit will continue to depend on the availability of its line of credit and cash from operations to finance its future operations. The availability of the credit facility depends, in part, on factors outside of Coastal Credit’s control, including regulatory capital treatment for unfunded bank lines of credit and the availability of bank loans in general. Therefore, this credit facility may not continue to be available beyond the current maturity date on reasonable terms or at all. If Coastal Credit were unable to renew or replace the credit facility or find alternative financing at reasonable rates, Coastal Credit could be unable to grow by acquiring contracts or could be forced to liquidate.

The terms of Coastal Credit’s indebtedness impose significant restrictions on it.

Coastal Credit’s existing outstanding indebtedness restricts its ability to, among other things:

•	encumber collateral;
•	allow change of ownership or control;
•	sell or transfer assets;
•	incur debt from additional sources;
•	pay dividends;
•	make certain investments or acquisitions;
•	repurchase or redeem capital stock;
•	engage in mergers or consolidations; and
•	engage in certain transactions with subsidiaries and affiliates.

In addition, Coastal Credit’s line of credit facility requires it to comply with certain financial ratios and covenants. Coastal Credit’s ability to continue to meet these financial ratios could be affected by events beyond its control. Failure to meet any of these covenants, financial ratios or financial tests could result in an event of default under Coastal Credit’s credit facility. If an event of default occurs under its line of credit facility, the lender may take one or more of the following actions:

•	increase Coastal Credit’s borrowing costs;
•	restrict Coastal Credit’s ability to obtain additional borrowings under the facility;
•	accelerate repayment of all amounts outstanding under the facility; or
•	enforce its interests against collateral pledged under the facility.

If Coastal Credit’s lender accelerates its debt payments, Coastal Credit’s assets may not be sufficient to fully repay the debt.

Coastal Credit will require a significant amount of cash to service its indebtedness and meet its other liquidity needs.

Coastal Credit’s ability to make payments on or to refinance its indebtedness and to fund its operations and planned capital expenditures depends on its future operating performance. Coastal Credit’s primary cash requirements include:

•	the funding of contract acquisitions;
•	interest payments under its line of credit facility and other potential indebtedness;
•	capital expenditures for technology and facilities;
•	ongoing operating expenses; and
•	planned expansions by opening additional branch offices.

 In addition, because Coastal Credit expects to continue to require substantial amounts of cash for the foreseeable future, Coastal Credit may seek additional debt financing. The type, timing and terms of the financing Coastal Credit selects will be dependent upon its cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. These sources may not be available to Coastal Credit at any given time or the terms on which these sources may be available may not be favorable. Coastal Credit’s inability to obtain such additional financing could adversely impact its ability to grow.

Coastal Credit’s substantial indebtedness could adversely affect its financial condition.

Coastal Credit currently has a substantial amount of outstanding indebtedness. Coastal Credit’s ability to make payments on, or to refinance, its indebtedness will depend on its future operating performance, including its ability to access additional debt or equity financing, which, to a certain extent, is subject to economic, financial, competitive and other factors beyond Coastal Credit’s control.

Coastal Credit’s high level of indebtedness could have important consequences for its business. For example, Coastal Credit:

•	may be unable to satisfy its obligations under its outstanding indebtedness;
•	may find it more difficult to fund future needs for working capital, capital expenditures, or acquisitions;
•
may need to dedicate a substantial portion of its cash resources to the payments on its outstanding indebtedness, thereby reducing the funds available for operations and future business opportunities; and

•	may be more vulnerable to adverse general economic and industry conditions.

Coastal Credit may incur substantial additional debt in the future. If new debt is added to Coastal Credit’s current levels, the risks described above could intensify.

Coastal Credit may experience higher than normal delinquency and charge-off rates in its loan portfolios, which could reduce its profitability.

Coastal Credit’s profitability depends, to a material extent, on the performance of contracts that it acquires. Historically, Coastal Credit has experienced higher delinquency and charge-off rates than traditional financial institutions because a large portion of its loans are to subprime borrowers, who may be unable to obtain financing from traditional sources due to their credit history. Although Coastal Credit attempts to mitigate these high credit risks with its underwriting standards, pricing and collection procedures, these standards and procedures may not offer adequate protection against the risk of default. In the event of a default, the collateral value of the financed vehicle usually does not cover the outstanding loan balance and costs of recovery. Higher than anticipated delinquencies and defaults on Coastal Credit’s contracts would reduce its profitability.

Coastal Credit depends upon its relationships with its dealers.

Coastal Credit’s business depends in large part upon its ability to establish and maintain relationships with automobile dealers who originate the contracts Coastal Credit acquires. Although Coastal Credit believes it has been successful in developing and maintaining such relationships, such relationships are not exclusive, and many of them are not longstanding. Coastal Credit may not be successful in maintaining such relationships or increasing the number of dealers with whom it does business. Coastal Credit’s existing dealer base may not continue to generate or refer to Coastal Credit a volume of contracts comparable to the volume of such contracts historically generated or referred by such dealers.

Coastal Credit’s success depends upon its ability to implement its business strategy.

Coastal Credit’s financial position depends on its management’s ability to execute its business strategy. Key factors involved in the execution of its business strategy include the use of effective pricing, achievement of the desired contract acquisition volume, risk management techniques and collection methods, continued investment in technology to support operating efficiency and continued access to significant funding and liquidity sources. Coastal Credit’s failure or inability to execute any element of its business strategy could materially adversely affect Coastal Credit’s financial condition.

Coastal Credit’s business is highly dependent upon general economic conditions.

During periods of economic slowdown or recession, delinquencies, defaults, repossessions, and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage on Coastal Credit’s loans and increases the amount of a loss Coastal Credit would experience in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles are sold or delay the timing of these sales. Because Coastal Credit focuses on subprime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these loans are often higher than those experienced in the general automobile finance industry and could be more significantly affected by a general economic downturn. In addition, during an economic slowdown or recession, Coastal Credit’s servicing and collection costs may increase without a corresponding increase in its income. While Coastal Credit seeks to manage the higher risk inherent in loans made to subprime borrowers through its underwriting criteria, pricing and collection methods, these criteria or methods may not afford adequate protection against these risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing and collection costs could adversely affect Coastal Credit’s financial condition.

Decreased auction proceeds resulting from the depressed prices at which used automobiles may be sold during periods of economic slowdown or recession will reduce Coastal Credit’s profitability.

If Coastal Credit repossesses a vehicle securing a contract, Coastal Credit typically has it transported to an automobile auction for sale. Auction proceeds from the sale of repossessed vehicles and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged off. In addition, there is, on average, approximately a 45-day lapse between the time Coastal Credit repossesses a vehicle and the time it is sold at public auction. Furthermore, depressed wholesale prices for used automobiles may result from significant liquidations of rental or fleet inventories, and from increased volume of trade-ins due to promotional financing programs offered by new vehicle manufacturers. During periods of economic slowdown or recession, decreased auction proceeds resulting from the depressed prices at which used automobiles may be sold will result in Coastal Credit experiencing higher credit losses.

An increase in market interest rates may reduce Coastal Credit’s profitability.

Coastal Credit’s long-term profitability may be directly affected by the level of and fluctuations in interest rates. Sustained, significant increases in interest rates may adversely affect Coastal Credit’s liquidity and profitability by reducing the interest rate spread between the rate of interest Coastal Credit receives on its contracts and interest rates that Coastal Credit pays under its outstanding line of credit facility. As interest rates increase, the gross interest rate spread on new originations will generally decline since the rates charged on the contracts acquired from dealers generally are limited by statutory maximums and competitive market conditions restricting Coastal Credit’s opportunity to pass on increased interest costs.

Coastal Credit’s growth depends upon its ability to retain and attract a sufficient number of qualified employees.

To a large extent, Coastal Credit’s growth strategy depends on the opening of new offices that will focus primarily on acquiring contracts in markets Coastal Credit has not previously served. Future expansion of Coastal Credit’s office network depends upon its ability to attract and retain qualified and experienced office managers and the ability of such managers to develop relationships with dealers that serve those markets. Coastal Credit generally does not open new offices until it has located and hired a qualified and experienced individual to manage the office. Typically, this individual would be familiar with local market conditions and have existing relationships with dealers in the area to be served. Although Coastal Credit believes that it can attract and retain qualified and experienced personnel as Coastal Credit proceeds with planned expansion into new markets, Coastal Credit may not be successful in doing so. Competition to hire personnel possessing the skills and experience required by Coastal Credit could contribute to an increase in its employee turnover rate. High turnover or an inability to attract and retain qualified personnel could have an adverse effect on Coastal Credit’s origination, delinquency, default and net loss rates and, ultimately, its financial condition.

The loss of one of Coastal Credit’s key executives could have a material adverse effect on its business.

Coastal Credit’s growth and development to date have been largely dependent upon the services of William E. McKnight, who established Coastal Credit and serves as its President. Coastal Credit does not maintain a key-man life insurance policy on Mr. McKnight. Although Coastal Credit believes that it has sufficient additional experienced management personnel to accommodate the loss of any key executive, the loss of services of Mr. McKnight could have a material adverse effect on Coastal Credit.

Coastal Credit is subject to risks associated with litigation.

As a consumer finance company, Coastal Credit is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things:

•	usury laws;
•	disclosure inaccuracies;
•	wrongful possession;
•	violations of bankruptcy stay provisions;
•	certificate of title disputes;
•	fraud;
•	breach of contract; and
•	discriminatory treatment of credit applicants.

Some litigation against Coastal Credit could take the form of class action complaints by consumers. As the assignee of contracts originated by dealers, Coastal Credit may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of actions can be substantial. The relief which may be requested by the plaintiffs varies but may include requests for compensatory, statutory, and punitive damages. Coastal Credit may experience material financial losses in the future as a result of litigation and other legal proceedings.

Coastal Credit is subject to many laws and governmental regulations, and any material violations of or changes in these laws or regulations could have a material adverse effect on Coastal Credit’s financial condition and business operations.

Coastal Credit’s financing operations are subject to regulation, supervision and licensing under various federal, state, and local statutes and ordinances. Additionally, the procedures that Coastal Credit must follow in connection with the repossession of vehicles securing contracts are regulated by each of the states in which Coastal Credit does business. The various federal, state, and local statutes, regulations, and ordinances applicable to Coastal Credit’s business govern, among other things:

•	licensing requirements;
•	requirements for maintenance of proper records;
•	payment of required fees to certain states;
•	maximum interest rates that may be charged on loans to finance new and used vehicles;
•	interest rates on loans to customers serving in the military;
•	debt collection practices;
•	proper disclosure to customers regarding financing terms;
•	privacy regarding certain customer data; and
•	collection of debts from loan customers who have filed bankruptcy.

Coastal Credit believes that it maintains all material licenses and permits required for its current operations and is in compliance with all applicable local, state, and federal regulations. Coastal Credit’s failure, or failure by dealers who originate the contracts Coastal Credit acquires, to maintain all requisite licenses and permits, and to comply with other regulatory requirements, could result in consumers having rights of rescission and other remedies that could have a material adverse effect on Coastal Credit’s financial condition. Furthermore, any changes in applicable laws, rules, and regulations may make Coastal Credit’s compliance therewith more difficult or expensive or otherwise adversely affect its financial condition.

Coastal Credit’s ability to pay cash distributions is restricted by its line of credit.

While Coastal Credit is not restricted by its operating agreement from making distributions, its line of credit agreement restricts the payment of cash distributions without written approval from its lender. Coastal Credit’s ability to receive the necessary approval is largely dependent upon its portfolio performance, and Coastal Credit may not be able to obtain the necessary approvals in the future for distributions to us that would enable us to pay cash dividends to our shareholders.

Coastal Credit operates in a competitive market.

The subprime consumer-finance industry is highly competitive. There are numerous financial services companies that provide consumer credit in the markets served by Coastal Credit, including banks, credit unions, other consumer finance companies, and captive finance companies owned by automobile manufacturers and retailers. Many of these competitors have substantially greater financial resources than Coastal Credit. In addition, Coastal Credit’s competitors often provide financing on terms more favorable to automobile purchasers or dealers than Coastal Credit offers. Many of these competitors also have long-standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor-plan financing and leasing, which Coastal Credit does not provide. Providers of subprime consumer financing have traditionally competed primarily on the basis of:

•	interest rates charged;
•	the quality of credit accepted;
•	the flexibility of loan terms offered; and
•	the quality of service provided.

Coastal Credit’s ability to compete effectively with other companies offering a similar financing arrangement depends on maintaining close relationships with dealers of new and used vehicles. Coastal Credit may not be able to continue to compete successfully in this market or against these competitors.

Coastal Credit has focused on a segment of the market composed of consumers who typically do not meet the more stringent credit requirements of traditional consumer financing sources and whose needs, as a result, have not been addressed consistently by such financing sources. If, however, other providers of consumer financing were to assert a significantly greater effort to penetrate Coastal Credit’s targeted market segment, Coastal Credit may have to reduce its interest rates and fees in order to maintain its market share. Any reduction in Coastal Credit’s interest rates or fees could have an adverse impact on its profitability.

Coastal Credit may experience problems with its integrated computer systems or be unable to keep pace with developments in technology.

Coastal Credit uses various technologies in its business, including telecommunication, data processing, and integrated computer systems. Technology changes rapidly. Coastal Credit’s ability to compete successfully with other financing companies may depend on its ability to exploit technological changes. Coastal Credit may not be able to exploit technological changes, and any investment it makes may not make Coastal Credit more profitable.

Coastal Credit uses integrated computer systems to respond to customer inquiries and to monitor the performance of its contract portfolios and the performance of individual customers under its contracts. Problems with the operation of Coastal Credit’s systems could adversely impact its ability to monitor its portfolios or collect amounts due under its contracts and direct loans, which could have a material adverse effect on its financial condition.

Risks Related to UAC’s Business

Our recovery of projected cash flows from UAC is dependent on the performance of UAC receivable portfolios.

White River, as owner of the substantial majority of UAC’s notes and claims outstanding under the Plan of Reorganization, is entitled to distribution of the substantial majority of these cash flows as they are realized by UAC from its liquidating portfolio. However, the realization of such cash flows is dependent upon the performance of the auto receivable portfolios and the effective servicing of such receivables. In particular, if gross defaults, recoveries on defaulted receivables or prepayments on such receivables are less favorable than the rates projected by management, UAC’s realization of such cash flows will be reduced or delayed relative to such projections. Such reduction may be material. Factors summarized above in relation to Coastal Credit’s operations regarding the risk of default on auto finance contracts, susceptibility to adverse changes in economic conditions, and the adverse effects declines in used car values may have upon receivable recoveries may also materially and adversely impact the performance of UAC’s auto finance receivable portfolios.

Risks Related to Transfer Restrictions

There are restrictions on transfer of shares of our common stock that may delay or prevent takeover bids by third parties and may delay or frustrate any attempt by shareholders to replace or remove the current management.

All shares of our common stock are subject to certain transfer restrictions. The transfer restrictions on our common stock are complex and directed toward preserving the value of UAC’s tax net operating loss carryforwards for the benefit of shareholders. The transfer restrictions will require any person attempting to acquire a significant interest in White River to negotiate with our board of directors. The transfer restrictions also may make it more difficult to effect a merger or similar transaction perceived by shareholders to be favorable to us by requiring any person seeking to enter into such a transaction with us to negotiate with our board of directors. Our board of directors has waived certain of these transfer restrictions in connection with the merger with FCB. Finally, the transfer restrictions may make it more difficult for shareholders to replace current management because no single shareholder may cast votes for more than 5% of our outstanding shares of common stock, unless that shareholder held more than 5% of our common stock before our share exchange with UAC or the acquisition of the shares is otherwise approved by the board of directors.

If the transfer restrictions are not effective in preventing an ownership change from occurring, our ability to use the NOLs will be severely limited.

Although the transfer restrictions are authorized under Indiana law, we are not aware of any published court decisions enforcing similar transfer restrictions. Thus, a transfer could occur that would violate the transfer restrictions and we might not be able to enforce the transfer restrictions. Even if a court did enforce the transfer restrictions in the case of such a transfer, the Internal Revenue Service might not agree that the transfer restrictions provide a sufficient remedy with respect to any ownership change resulting from the prohibited transfer. In either of these cases, despite the implementation of the transfer restrictions, an ownership change could occur that would severely limit our ability to use the tax benefits associated with the net operating losses (“NOLs”).

Risks Related to the Beneficial Use of the NOLs

The benefits of the NOLs are not certain and could be reduced or lost if challenged by the Internal Revenue Service.

Based on a current maximum federal corporate income tax rate of 35%, UAC’s NOLs could provide significant future tax savings benefits to our consolidated group. However, the ability to use these tax benefits in future years will depend upon a number of factors, including the amount of our otherwise consolidated taxable income and favorable interpretations and treatment from the Internal Revenue Service consistent with our interpretation of complex tax regulations. The Internal Revenue Service could challenge our calculation of the amount of NOLs or our determinations as to when or whether a prior change in ownership occurred for purposes of these tax regulations. Other provisions of the Internal Revenue Code may limit our ability to carry forward the NOLs to offset taxable income in future years. If the Internal Revenue Service was successful with respect to any such challenge, the potential tax benefit of the NOLs to us could be substantially reduced or lost.

Risks Related to Concentration of Ownership

Because ownership of our common stock is concentrated, certain shareholders can exert significant influence over shareholders’ decisions.

As of June 30, 2008, John M. Eggemeyer, III, our Chairman of the Board and Chief Executive Officer, by virtue of his relationship with Castle Creek Capital, LLC (“CCC”), and the funds managed by CCC, Castle Creek Capital Partners Fund IIa, LP (“Fund IIa”), and Castle Creek Capital Partners Fund IIb, LP (“Fund IIb,” and collectively with Fund IIa, the “Castle Creek Funds”), owned or controlled 18.8% of our outstanding shares of common stock. Mr. Eggemeyer has significant influence on the outcome of shareholder votes, including votes concerning, among other things, the election of directors; the adoption or amendment of provisions in our Articles of Incorporation; and the approval of other significant corporate transactions, including mergers and reorganizations. This level of concentrated ownership by a single entity may have the effect of delaying or preventing a change in the management or voting control of White River.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of the common stock, but we have agreed to bear all expenses (other than direct expenses incurred by the selling shareholders, such as selling commissions, brokerage fees, and expenses and transfer taxes) associated with registering such shares under federal and state securities laws. Any proceeds that we receive from the exercise of warrants will be used for general working capital purposes. We have incurred total expenses in connection with this offering of approximately $31,091 and have received no offering proceeds.

SELLING SHAREHOLDERS

The warrants to purchase the shares of our common stock registered for sale pursuant to this prospectus are owned by the Castle Creek Funds, which are selling shareholders in this offering. For purposes of this prospectus, a selling shareholder also includes any donee, pledgee, transferee, or other successor-in-interest of the Castle Creek Funds which sells shares received after the date of this prospectus from a Castle Creek Fund as a distribution, gift, or other non-sale related transfer. The warrants were issued to the Castle Creek Funds in August 2005 in connection with a series of transactions under which we entered into a plan of share exchange with UAC (resulting in UAC becoming a wholly-owned subsidiary of White River), conducted a subscription offering to raise additional equity capital, effected a private placement of $15 million of secured notes, purchased Coastal Credit, and purchased a substantial majority of the outstanding claims under UAC’s Plan of Reorganization. We issued the warrants to the Castle Creek Funds in consideration of their efforts in developing these transactions and the expenses they incurred with respect thereto. In this regard, we entered into a warrant issuance agreement with the Castle Creek Funds, UAC, and CCC in March 2005, pursuant to which we agreed to register for resale the shares of our common stock issuable upon the exercise of the warrants held by the Castle Creek Funds. Each warrant has an exercise price of $10.00 per share.

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of July 29, 2008, for the selling shareholders in this offering. The information below is based upon information provided to us by or on behalf of each selling shareholder.

Applicable percentage ownership is based on 3,872,133 shares of our common stock outstanding as of July 29, 2008. In computing the number of shares of common stock beneficially owned by a shareholder and the percentage ownership of that shareholder, we included shares of common stock that such holder has the right to acquire within 60 days of July 29, 2008, upon the exercise of warrants held by that shareholder.

	As of July 29, 2008
	Common Stock Beneficially Owned Before Offering				Common Stock Beneficially Owned After Offering†
Name of Selling Shareholder	Shares owned		% owned(1)	Number of Shares Being Sold	Shares owned	% owned(1)
Castle Creek Capital Partners Fund IIa, LP(2)	578,752	(3)	14.6	105,455	473,297	11.9
Castle Creek Capital Partners Fund IIb, LP(2)	244,467	(4)	6.2	44,545	199,922	5.1

†
The selling shareholders identified in this table may sell some, all, or none of the shares owned by them that are registered under this registration statement.  While we do not currently have knowledge of any agreements, arrangements, or understandings with respect to the sale of any of the shares registered hereunder, for purposes of this table we are assuming that the selling shareholders will sell all of the shares indicated in the table.
(1)
Based on, for each shareholder, 3,872,133 shares of common stock outstanding as of July 29, 2008, plus securities beneficially owned by that shareholder that are exercisable for or convertible into common stock within 60 days of July 29, 2008.

(2)
The address of each selling shareholder identified in the table above is c/o Castle Creek Capital, LLC, 6051 El Tordo, Rancho Santa Fe, California 92067. According to information provided by the Castle Creek Funds, the entity that exercises voting and investment power on behalf of the Castle Creek Funds is CCC, and the natural persons who exercise voting and investment power over CCC are William J. Ruh and John M. Eggemeyer, III. Mr. Ruh and Mr. Eggemeyer each disclaim beneficial ownership of the shares held by the Castle Creek Funds, except to the extent of each individual’s respective economic interest in the funds.

(3)
Includes 105,455 shares of common stock issuable upon the exercise of warrants at an exercise price of $10.00 per share. We have filed this registration statement, of which this prospectus is a part, to register for resale the shares issuable upon the exercise of the warrants.

(4)
Includes 44,545 shares of common stock issuable upon the exercise of warrants at an exercise price of $10.00 per share. We have filed this registration statement, of which this prospectus is a part, to register for resale the share issuable upon the exercise of the warrants.

RELATIONSHIP OF SELLING SHAREHOLDERS TO WHITE RIVER

CCC is the general partner of each of the Castle Creek Funds. The main managing members of CCC are Eggemeyer Advisory Corporation and WJR Corporation, entities of which John M. Eggemeyer, III, our Chairman of the Board and Chief Executive Officer, and William J. Ruh are members and officers, respectively. Our President and Chief Operating Officer, Mark R. Ruh, is the brother of William J. Ruh. Mr. Eggemeyer and William J. Ruh also are members and officers of other investment funds which control, are controlled by, or are under common control with CCC and the Castle Creek Funds, and Mark R. Ruh is an officer of CCC. In addition, the Castle Creek Funds, investment funds controlled by CCC, own a controlling interest in our shares of common stock.

PLAN OF DISTRIBUTION

The selling shareholders named in this prospectus, and any of their assignees, pledgees, transferees, and successors-in-interest, may, from time to time, sell any or all of the shares being offered pursuant to this prospectus on any stock exchange, market, or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent buy may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	settlement of short sales entered into after the effectiveness of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of such methods of sale; or

•	any other method permitted pursuant to applicable law.

Any shares of our common stock that qualify for sale under Rule 144 or Rule 144A under the Securities Act may be sold under such rules rather than through this prospectus.

The selling shareholders may effect transactions by selling shares directly to purchasers or to or through brokers or dealers. The brokers or dealers may act as agents or principals. The brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares. The compensation of any particular broker or dealer may be in excess of customary commissions.

Because the selling shareholders and broker-dealers that participate with the selling shareholders in the distribution of shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation. Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the ordinary course of hedging the positions they assume. The selling shareholders also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. A short seller expects to profit from the decline in the price of a stock by selling stock that is borrowed from a third party, and then buying the stock later at a lower price to return to the lender. Short sales can depress the market price of our stock. The selling shareholders in this offering are not subject to any contractual restrictions on selling short any of our common stock. Regulation SHO and other rules and regulations under the Exchange Act regulate short sales and prohibit certain short-selling tactics considered abusive or manipulative. The selling shareholders also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Applicable state securities laws may require that shares be sold only through registered or licensed brokers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have not undertaken to qualify this offering for offers to individual investors in any jurisdiction outside of the United States; therefore, individual investors outside the United States should not expect to be able to participate in this offering.

We will not receive any proceeds from the sale of the shares by the selling shareholders. However, we will bear all costs, expenses, and fees in connection with the registration of the shares being offered through this prospectus. The selling shareholders will bear all commissions, concessions, and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana.

EXPERTS

McGladrey & Pullen LLP, an independent registered public accounting firm, has audited our consolidated financial statements at and for the year ended December 31, 2007, included in our Annual Report on Form 10-K for the year ended December 31, 2007, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements are incorporated by reference herein in reliance on such reports given on the authority of such firms as experts in accounting and auditing.

The December 31, 2006, financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

White River is a publicly traded company and is required to file certain reports, proxy statements, and other information with the SEC. The SEC maintains a web site on the Internet that contains reports, proxy statements, and other information about public companies, including White River. The address of that site is http://www.sec.gov. You may also read and copy any materials filed with the SEC by White River at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. White River’s periodic filings with the SEC may also be accessed on White River’s website: www.WhiteRiverCap.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care. Information that we later file with the SEC that is incorporated by reference into this prospectus will automatically update and supersede this information. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2008;

•	our Current Report on Form 8-K dated July 2, 2008;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, from our definitive 2007 Proxy Statement for the Annual Meeting of Shareholders on Schedule 14A dated April 10, 2008; and

•	the description of our common stock contained in our registration statement on Form 8-A filed on January 16, 2007.

In addition, we also incorporate by reference into this prospectus additional information that we may subsequently file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, upon written or oral request, a copy of any and all documents that have been incorporated by reference into this prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus). Requests should be directed to:

Corporate Secretary
White River Capital, Inc.
1445 Brookville Way, Suite I
Indianapolis, Indiana 46239
(317) 806-2166
ir@WhiteRiverCap.com

[Outside Back Cover Page]

DEALER PROSPECTUS DELIVERY OBLIGATION

Until November 20, 2008 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which, other than underwriting discounts and selling commissions, if any, are being borne by the registrant.

Securities and Exchange Commission registration fee	$91
Accounting fees and expenses	15,000
Legal fees and expenses	15,000
Miscellaneous	1,000
Total	$31,091

Item 15.  Indemnification of Directors and Officers.

Chapter 37 of the Indiana Business Corporation Law, as amended (“IBCL”), authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made parties by reason of their relationships to the corporation. Officers and directors may be indemnified when they have acted in good faith, the action taken was not against the interests of the corporation, and the action was lawful or there was no reason or cause to believe the action was unlawful. Chapter 37 of the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding.

White River’s Articles of Incorporation provide that White River shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (the “Action”), by reason of the fact that he is or was a director, officer, employee or agent of White River, or is or was serving at White River’s request as a director, officer, partner, member, manager, trustee, employee or agent of another entity against expenses, including attorneys’ fees, judgments, settlements, penalties and fines actually or reasonably incurred by him in connection with the Action if such person acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in White River’s best interests, and in all other cases, was not opposed to White River’s best interests and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

White River maintains directors’ and officers’ liability insurance with an annual aggregate limit of $10 million for the current policy period, subject to a $100,000 retention at the corporate level, for each wrongful act where corporate reimbursement is available to any director or officer. When corporate reimbursement is not available as prescribed by applicable common law, statutory law or White River’s governing documents, the insurer will reimburse the directors and officers with no deductible with respect to losses sustained by them for specified wrongful acts while acting in their capacities, individually or collectively, as such directors or officers.

This provision has no effect on any non-monetary remedies that may be available to White River or its shareholders, nor does it relieve White River or its officers or directors from compliance with federal or state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling White River pursuant to the foregoing provisions or otherwise, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Share Exchange dated March 9, 2005 between registrant and Union Acceptance Corporation (incorporated by reference to Exhibit 2.1 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

2.2
Limited Liability Company Interests Purchase Agreement dated March 9, 2005 among registrant, Coastal Credit, LLC and the members of Coastal Credit, LLC (incorporated by reference to Exhibit 2.2 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

2.3
Agreement and Plan of Merger between White River Capital, Inc., and First Chicago Bancorp dated as of June 27, 2008 (incorporated by reference to Exhibit 2.1 of the registrant’s Form 8-K filed July 2, 2008)

4.1	Form of common stock certificate of registrant (incorporated by reference to Exhibit 4.1 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.2
Article 5 – “Number of Shares,” Article 6 – “Terms of Shares,” Article 10 – “Transfer and Ownership Restrictions” and Article 11 – “Miscellaneous Provisions”  (concerning the applicability of the Indiana Control Share Acquisitions Chapter and the Indiana Business Combinations Chapter) of registrant’s Articles of Incorporation (incorporated by reference to registrant’s Articles of Incorporation filed as Exhibit 3.1 of the registrant’s 2007 Annual Report on Form 10-K filed March 14, 2008)

4.3
Article III – “Shareholder Meetings,” Article VI – “Certificates for Shares” and Article VII, Section 3 – “Corporate Books and Records” of registrant’s Code of By-laws (incorporated by reference to registrant’s Code of By-laws filed as Exhibit 3.2 of the registrant’s 2007 Annual Report on Form 10-K filed March 14, 2008)

4.4(a)
Note Purchase Agreement dated March 9, 2005, between registrant and the note purchaser named therein (incorporated by reference to Exhibit 4.4(a) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.4(b)	Form of Secured Note of registrant due April 1, 2010 (incorporated by reference to Exhibit 4.4(b) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.4(c)
Form of Subordinated Guaranty between Coastal Credit, LLC and the note purchaser (incorporated by reference to Exhibit 4.4(c) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.4(d)	Form of Pledge Agreement between the registrant and the note purchaser (incorporated by reference to Exhibit 4.4(d) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.5(a)	Revolving Note of registrant dated April 21, 2005 (incorporated by reference to Exhibit 4.5(a) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.5(b)	Revolving Note of registrant dated April 21, 2005 (incorporated by reference to Exhibit 4.5(b) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.6
Second Amended and Restated Plan of Reorganization of Union Acceptance Corporation dated August 8, 2003 (incorporated by reference to Exhibit 4.6 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.7(a)
Note Purchase Agreement dated October 7, 2003, among UAC Securitization Corporation, Wachovia Capital Markets, LLC, the note purchasers named therein, Wachovia Bank, National Association and Variable Funding Capital Corporation (incorporated by reference to Exhibit 4.7(a) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.7(b)
Indenture dated October 7, 2003 among UAC Securitization Corporation, Wilmington Trust Company and JPMorgan Chase Bank (related to UAC Securitization Corporation Asset-Backed Notes) (incorporated by reference to Exhibit 4.7(b) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.7(c)	UAC Securitization Corporation Series 2003-A Asset Backed Note (incorporated by reference to Exhibit 4.7(c) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.7(d)	UAC Securitization Corporation Series 2004-A, Class A-1 Asset Backed Note (incorporated by reference to Exhibit 4.7(d) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.7(e)	UAC Securitization Corporation Series 2004-A, Class A-2 Asset Backed Note (incorporated by reference to Exhibit 4.7(e) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.7(f)	UAC Securitization Corporation Series 2004-B Asset Backed Note (incorporated by reference to Exhibit 4.7(f) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.7(g)	UAC Securitization Corporation Series 2004-C Asset Backed Note (incorporated by reference to Exhibit 4.7(g) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.7(h)	UAC Securitization Corporation Series 2005-A Asset Backed Note (incorporated by reference to Exhibit 4.7(h) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.7(i)	UAC Securitization Corporation Series 2005-B Asset Backed Note (incorporated by reference to Exhibit 4.7(i) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.8(a)
Amended Finance Agreement dated April 16, 2001, between Coastal Credit, LLC and Wells Fargo Financial Preferred Capital, Inc. (incorporated by reference to Exhibit 4.8(a) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.8(b)
First Amendment to Finance Agreement dated March 22, 2004, between Coastal Credit, LLC and Wells Fargo Financial Preferred Capital, Inc. (incorporated by reference to Exhibit 4.8(b) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.8(c)
Second Amendment to Finance Agreement, dated August 24, 2005, between Coastal Credit LLC and Wells Fargo Financial Preferred Capital, Inc. (including replacement Promissory Note and White River Capital Inc. Guaranty) (incorporated by reference to Exhibit 4.1 of registrant’s Form 8-K filed September 2, 2005)

4.8(d)
Third Amendment to Finance Agreement, dated January 2, 2007, between Coastal Credit LLC and Wells Fargo Financial Preferred Capital, Inc. (incorporated by reference to Exhibit 4.8(d) of the registrant’s 2006 Annual Report on Form 10-K filed March 16, 2007)

4.9
Regulation S-K, Item 601(b)(4)(iii) undertaking to furnish debt instruments to the Commission upon request (incorporated by reference to Exhibit 4.9 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.10(a)
Secured Bridge Note of registrant, dated June 22, 2005, to Castle Creek Capital Partners Fund IIa (incorporated by reference to Exhibit 4.10(a) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.10(b)
Secured Bridge Note of registrant, dated June 22, 2005, to Castle Creek Capital Partners Fund IIb (incorporated by reference to Exhibit 4.10(b) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.10(c)
Pledge and Security Agreement, dated June 22, 2005, among registrant, Castle Creek Capital, LLC, Castle Creek Capital Partners Fund IIa and Castle Creek Capital Partners Fund IIb (incorporated by reference to Exhibit 4.10(c) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

5.1*	Opinion of Barnes & Thornburg LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of McGladrey & Pullen LLP
23.3*	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
*	Previously filed.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1), (a)(2), and (a)(3) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or 8 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 22, 2008.

WHITE RIVER CAPITAL, INC.

By:	/s/ Mark R. Ruh
Mark R. Ruh, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 22, 2008.

Signature	Title

/s/ John M. Eggemeyer, III	Chairman and Chief Executive Officer (Principal Executive Officer)
John M. Eggemeyer, III*

/s/ Martin J. Szumski	Chief Financial Officer (Principal Financial and Accounting Officer)
Martin J. Szumski

/s/ Daniel W. Porter	Director
Daniel W. Porter*

/s/ John W. Rose	Director
John W. Rose*

/s/ Mark R. Ruh	Director
Mark R. Ruh*

/s/ Richard D. Waterfield	Director
Richard D. Waterfield*

*Constituting a majority of the board of directors.

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Share Exchange dated March 9, 2005 between registrant and Union Acceptance Corporation (incorporated by reference to Exhibit 2.1 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

2.2
Limited Liability Company Interests Purchase Agreement dated March 9, 2005 among registrant, Coastal Credit, LLC and the members of Coastal Credit, LLC (incorporated by reference to Exhibit 2.2 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

2.3
Agreement and Plan of Merger between White River Capital, Inc., and First Chicago Bancorp dated as of June 27, 2008 (incorporated by reference to Exhibit 2.1 of the registrant’s Form 8-K filed July 2, 2008)

4.1	Form of common stock certificate of registrant (incorporated by reference to Exhibit 4.1 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.2
Article 5 – “Number of Shares,” Article 6 – “Terms of Shares,” Article 10 – “Transfer and Ownership Restrictions” and Article 11 – “Miscellaneous Provisions”  (concerning the applicability of the Indiana Control Share Acquisitions Chapter and the Indiana Business Combinations Chapter) of registrant’s Articles of Incorporation (incorporated by reference to registrant’s Articles of Incorporation filed as Exhibit 3.1 of the registrant’s 2007 Annual Report on Form 10-K filed March 14, 2008)

4.3
Article III – “Shareholder Meetings,” Article VI – “Certificates for Shares” and Article VII, Section 3 – “Corporate Books and Records” of registrant’s Code of By-laws (incorporated by reference to registrant’s Code of By-laws filed as Exhibit 3.2 of the registrant’s 2007 Annual Report on Form 10-K filed March 14, 2008)

4.4(a)
Note Purchase Agreement dated March 9, 2005, between registrant and the note purchaser named therein (incorporated by reference to Exhibit 4.4(a) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.4(b)	Form of Secured Note of registrant due April 1, 2010 (incorporated by reference to Exhibit 4.4(b) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.4(c)
Form of Subordinated Guaranty between Coastal Credit, LLC and the note purchaser (incorporated by reference to Exhibit 4.4(c) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.4(d)	Form of Pledge Agreement between the registrant and the note purchaser (incorporated by reference to Exhibit 4.4(d) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.5(a)	Revolving Note of registrant dated April 21, 2005 (incorporated by reference to Exhibit 4.5(a) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.5(b)	Revolving Note of registrant dated April 21, 2005 (incorporated by reference to Exhibit 4.5(b) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.6
Second Amended and Restated Plan of Reorganization of Union Acceptance Corporation dated August 8, 2003 (incorporated by reference to Exhibit 4.6 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.7(a)
Note Purchase Agreement dated October 7, 2003, among UAC Securitization Corporation, Wachovia Capital Markets, LLC, the note purchasers named therein, Wachovia Bank, National Association and Variable Funding Capital Corporation (incorporated by reference to Exhibit 4.7(a) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.7(b)
Indenture dated October 7, 2003 among UAC Securitization Corporation, Wilmington Trust Company and JPMorgan Chase Bank (related to UAC Securitization Corporation Asset-Backed Notes) (incorporated by reference to Exhibit 4.7(b) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.7(c)	UAC Securitization Corporation Series 2003-A Asset Backed Note (incorporated by reference to Exhibit 4.7(c) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.7(d)	UAC Securitization Corporation Series 2004-A, Class A-1 Asset Backed Note (incorporated by reference to Exhibit 4.7(d) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.7(e)	UAC Securitization Corporation Series 2004-A, Class A-2 Asset Backed Note (incorporated by reference to Exhibit 4.7(e) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.7(f)	UAC Securitization Corporation Series 2004-B Asset Backed Note (incorporated by reference to Exhibit 4.7(f) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.7(g)	UAC Securitization Corporation Series 2004-C Asset Backed Note (incorporated by reference to Exhibit 4.7(g) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.7(h)	UAC Securitization Corporation Series 2005-A Asset Backed Note (incorporated by reference to Exhibit 4.7(h) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.7(i)	UAC Securitization Corporation Series 2005-B Asset Backed Note (incorporated by reference to Exhibit 4.7(i) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))
4.8(a)
Amended Finance Agreement dated April 16, 2001, between Coastal Credit, LLC and Wells Fargo Financial Preferred Capital, Inc. (incorporated by reference to Exhibit 4.8(a) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.8(b)
First Amendment to Finance Agreement dated March 22, 2004, between Coastal Credit, LLC and Wells Fargo Financial Preferred Capital, Inc. (incorporated by reference to Exhibit 4.8(b) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.8(c)
Second Amendment to Finance Agreement, dated August 24, 2005, between Coastal Credit LLC and Wells Fargo Financial Preferred Capital, Inc. (including replacement Promissory Note and White River Capital Inc. Guaranty) (incorporated by reference to Exhibit 4.1 of registrant’s Form 8-K filed September 2, 2005)

4.8(d)
Third Amendment to Finance Agreement, dated January 2, 2007, between Coastal Credit LLC and Wells Fargo Financial Preferred Capital, Inc. (incorporated by reference to Exhibit 4.8(d) of the registrant’s 2006 Annual Report on Form 10-K filed March 16, 2007)

4.9
Regulation S-K, Item 601(b)(4)(iii) undertaking to furnish debt instruments to the Commission upon request (incorporated by reference to Exhibit 4.9 of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.10(a)
Secured Bridge Note of registrant, dated June 22, 2005, to Castle Creek Capital Partners Fund IIa (incorporated by reference to Exhibit 4.10(a) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.10(b)
Secured Bridge Note of registrant, dated June 22, 2005, to Castle Creek Capital Partners Fund IIb (incorporated by reference to Exhibit 4.10(b) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

4.10(c)
Pledge and Security Agreement, dated June 22, 2005, among registrant, Castle Creek Capital, LLC, Castle Creek Capital Partners Fund IIa and Castle Creek Capital Partners Fund IIb (incorporated by reference to Exhibit 4.10(c) of registrant’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909))

5.1*	Opinion of Barnes & Thornburg LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of McGladrey & Pullen LLP
23.3*	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
*	Previously filed.